                                            May 22, 1998

Cognizant Technology
 Solutions Corporation
1700 Broadway, 26th Floor
New York, New York 10019

                   Cognizant Technology Solutions Corporation
             3,354,550 Shares of Class A Common Stock, $.01 par value

Dear Sirs:

                  We have acted as counsel for Cognizant Technology Solutions Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement of the Company on Form S-1, as amended (File No. 333-49783) (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to 3,354,550 shares (the "Shares") of the Class A Common Stock, $.01 par value (the "Common Stock"), of the Company.

                  In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of rendering the opinions set forth below. As to certain questions of fact material to the opinions contained herein, we have relied upon certificates or statements of officers of the Company and certificates of public officials. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion as follows:

                  1. The Company is a validly existing corporation under the laws of the State of Delaware.

                  2. Upon consummation of the Recapitalization (as defined in the Registration Statement), the Shares will have been duly authorized and, when issued and sold as contemplated by the Registration Statement and the Underwriting Agreement to be entered into among the Company, Cognizant Corporation, BancAmerica Robertson Stephens, Cowen & Company and Adams, Harkness & Hill, Inc., as representatives of the several

Cognizant Technology Solutions Corporation
May 22, 1998

Page 2


Underwriters (as defined therein), will be validly issued, fully paid and nonassessable.

                  We are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

                  We know that we are referred to under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 5 thereto.

                                            Very truly yours,

                                            /s/ O'Sullivan Graev & Karabell, LLP